UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                                  June 21, 2007

                          MEDISCIENCE TECHNOLOGY CORP.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

            New Jersey             0-7405              22-1937826
            ----------             ------              ----------
            (State of          (Commission           (IRS Employer
           Incorporation)       File Number)        Identification No.)

                               1235 Folkstone Way
                          Cherry Hill, New Jersey 08034
                              --------------------
               (Address of principal executive offices) (Zip Code)

                                 (215) 485-0362
                                 --------------
                         (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

         [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Registrant, Mediscience Technology Corp. ("Mediscience"), executed an agreement dated as of June 21, 2007 (the "Agreement") with Infotonics Technology Center Inc., a New York not-for-profit corporation, under which Infotonics Technology Center Inc. ("ITC") agrees to develop through advances in optical, mechanical, electrical, software and diagnostic aspects, and to commercialize, Mediscience's medical diagnostic systems using tissue autofluorescence to detect disease states. The companies have agreed to a series of milestones to be achieved through October 2007 for which Mediscience has agreed to pay $2,000,000. ITC will use its best efforts to secure grant awards to meet the $2,000,000 obligation of Mediscience. The Agreement is also intended to benefit BioScopix, Inc., Mediscience's wholly-owned subsidiary that is expected to own the medical diagnostic systems using tissue autofluorescence to detect disease states as that technology is further developed.

The terms of the Agreement described above are only a summary of the Agreement and are qualified in their entirety by reference to the Agreement which is attached hereto as Exhibits 10.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1 Agreement dated as of June 21, 2007 between Mediscience and Infotonics Technology Center Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDISCIENCE TECHNOLOGY CORPORATION


Date: June 2, 2007                          By:     /s/ Peter Katevatis
                                                    ---------------------------
                                                    Peter Katevatis
                                                    Chief Executive Officer